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SHAREHOLDER MEETING (Unaudited)

On October 12, 2000, a shareholder meeting was held at which the following items and proposals were approved, as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:
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Proposal No. 1
Election of Trustees
                                                                                Withheld/
Nominee                                              For                        Abstain                   Total
Trustees
William L. Armstrong                                 62,298,825                 1,269,759                 63,568,584
Robert G. Avis                                       62,243,433                 1,325,151                 63,568,584
George C. Bowen                                      62,323,813                 1,244,771                 63,568,584
Edward L. Cameron                                    62,334,570                 1,234,014                 63,568,584
Jon S. Fossel                                        62,319,189                 1,249,395                 63,568,584
Sam Freedman                                         62,315,712                 1,252,872                 63,568,584
Raymond J. Kalinowski                                62,172,322                 1,396,262                 63,568,584
C. Howard Kast                                       62,134,214                 1,434,370                 63,568,584
Robert M. Kirchner                                   62,140,821                 1,427,763                 63,568,584
Bridget A. Macaskill                                 62,290,823                 1,277,761                 63,568,584
F. William Marshall                                  62,309,366                 1,259,218                 63,568,584
James C. Swain                                       62,307,325                 1,261,259                 63,568,584
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
                  For                       Against                    Abstain                   Total
Proposal No. 2
Ratification of the selection of Deloitte & Touche LLP as independent auditors for each the Funds for the fiscal year beginning October 1, 2000
                  61,052,115                628,267                   1,888,202                  63,568,584
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
                                                                       Withheld/                 Broker
                  For                       Against                    Abstain                   Non-Votes               Total

Proposal No. 3a
Approval to eliminate the Fund's fundamental policy on purchasing securities on margin and engaging in short sales
                  43,655,064                4,962,211                  2,802,366                 12,148,943              63,568,584

Proposal No. 3b
Approval to eliminate the Fund's fundamental policy on investing in other investment companies
                  45,274,353                3,333,881                  2,811,408                 12,148,942              63,568,584

Proposal No. 3c
Approval to eliminate the Fund's fundamental policy on the purchase and sale of futures contracts
                  43,907,879                4,597,915                  2,913,848                 12,148,942              63,568,584

Proposal No. 3d
Approval to eliminate the Fund's fundamental policy on the types of put and call options that the Fund may purchase and sell
                  44,019,113                4,309,549                  3,090,980                 12,148,942              63,568,584

Proposal No. 3e
Approval to eliminate the Fund's fundamental policy on writing put options on interest rate futures
                  43,783,343                4,565,819                  3,070,480                 12,148,942              63,568,584

Proposal No. 3f
Approval to eliminate the Fund's fundamental policy on covered call writing
                  43,938,808                4,206,816                  3,274,018                 12,148,942              63,568,584

Proposal No. 3g
Approval to eliminate the Fund's fundamental policy on investing in warrants and rights
                  44,531,653                3,735,092                  3,152,897                 12,148,942              63,568,584

Proposal No. 3h
Approval to eliminate the Fund's fundamental policy on purchasing put or call options
                  43,899,680                4,391,771                  3,128,191                 12,148,942              63,568,584

Proposal No. 3i
Approval to eliminate the Fund's fundamental policy on writing put options on debt securities
                  43,683,915                4,553,728                  3,181,999                 12,148,942              63,568,584

Proposal No. 3j
Approval to eliminate the Fund's fundamental policy on purchasing  securities of issuers in which officers or trustees have an interest
                  43,219,260                5,398,194                  2,802,188                 12,148,942              63,568,584

Proposal No. 3k
Approval to eliminate the Fund's fundamental policy on investing in unseasoned issuers
                  43,054,486                5,325,956                  3,039,200                 12,148,942              63,568,584

Proposal No. 3l
Approval to eliminate the Fund's fundamental policy on investing in a company for the purpose of acquiring control
                  44,521,820                4,056,211                  2,841,611                 12,148,942              63,568,584

Proposal No. 3m
Approval to eliminate the Fund's fundamental policy on investing in mineral-related programs or leases
                  44,902,485                3,566,051                  2,951,106                 12,148,942              63,568,584

Proposal No. 4
Approval of changes to four of the Fund's fundamental investment restrictions to permit the Fund to participate in an inter-fund lending arrangement
                  44,629,312                3,675,668                  3,114,662                 12,148,942              63,568,584

Proposal No. 5
Approval to authorize the Trustees to adopt an Amended and Restated Declaration of Trust
                  45,399,846                2,877,225                  3,142,571                 12,148,942              63,568,584

Proposal No. 6
Approval of the new Class C 12b-1 Distribution and Service Plan and Agreement
                  6,629,035                 453,522                    506,948                   2,284,216                9,873,721


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